BOWATER INCORPORATED
                             ANNUAL BONUS PLAN
         (as amended and restated effective as of January 1, 1989)


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                           BOWATER INCORPORATED
                             ANNUAL BONUS PLAN
         (as amended and restated effective as of January 1, 1988)


                                 CONTENTS

     1.  Name and Purpose
     2.  Regulations
     3.  Administration
     4.  Policy
     5.  Participation
     6.  Incentive Reserve
     7.  Bonus Awards
     8.  Expenses, etc.
     9.  Amendment or Discontinuance
     10. Effective Date


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                           BOWATER INCORPORATED
                             ANNUAL BONUS PLAN


     1.  Name and Purpose

          The name of this plan is the Bowater Incorporated Annual Bonus Plan (hereinafter referred to as the "Annual Bonus Plan" or the "Plan"), and its purpose is to promote the interests of the stockholders of Bowater Incorporated (hereinafter referred to as the "Corporation"), to attract and retain employees who will strive for excellence, and to motivate those employees to set and achieve above average objectives by providing rewards for those who contribute most to the operating progress and earning power of the Corporation and its subsidiaries.

     2.  Regulations

          The Board of Directors shall have the power to adopt eligibility and other rules and regulations not inconsistent with the provisions of the Plan (hereinafter referred to as the "Regulations") for the administration thereof, and to alter, amend, or revoke any Regulation so adopted.

     3.  Administration

          A Human Resources and Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors shall be chosen by the board from those of its members not eligible to participate in the benefits of the Plan, and such Committee shall have full power and authority to interpret and administer the Plan in accordance with the Regulations.

     4.  Policy

          The Annual Bonus Plan is an integral part of total compensation for participating managers of the Corporation. It is designed to contribute toward producing total compensation (base salary plus annual bonus), in a normal year, at or near the 75th percentile of U.S. corporations of comparable size.


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     5.  Participation

          Participation in the benefits of the Plan shall be limited to those employees of the Corporation and its subsidiaries selected by the Committee in accordance with the Regulations.

     6.  Incentive Reserve

          The Corporation shall establish and maintain an Incentive Reserve to which shall be credited for each fiscal year beginning January 1, 1984 (except years for which such credit is prohibited by the Plan, the Regulations, or specific order of the Board of Directors) an incentive provision the amount of which shall be five percent of consolidated earnings, before income taxes and before extraordinary items, in excess of 12 percent of net equity for each year, or such lesser amount as may be determined by the Committee in accordance with the Regulations. No such provision shall be made for any year in which no dividends are paid on the common stock of the Corporation, and the amount of such provisions made for any year shall in no event exceed the amount or value of dividends paid thereon during such year.

          As promptly as may be after the end of each fiscal year, the independent accountants employed by the Corporation from year to year for the purpose of submitting an opinion on its financial statements for publication shall determine in accordance with the Plan and the Regulations and report to the Committee the maximum amount available for credit to the Incentive Reserve for such year, and the amount of any balance in such reserve credited thereto but unawarded in prior years and currently available for award; and the Committee shall rely upon and be bound by such reports.

          7.  Bonus Awards

          (a) Upon the determination by the Committee of the amount of the incentive provision for a particular year and the credit thereof to the Incentive Reserve, an amount not exceeding the resulting unawarded credit in the Reserve may be allotted by the Committee as awards for such year to such employees as it may select and in such amounts as it may determine in accordance with the

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               Regulations.  The Regulations shall require the Committee in fixing the amounts of such awards to take into consideration the distinct contributions of the selected employees' organizational units to the operating progress and earning power of the Corporation and its subsidiaries. The Committee's selection of the employees to whom awards for such year shall be made and its determination of the amount of each such award shall be final.

          (b) Subject to such conditions as may be provided or authorized by the Regulations, the awards so made to selected employees shall be paid or distributed to them or their legal representatives in cash or otherwise pursuant to an election made under the Corporation's 1988 Stock Incentive Plan.

          (c) The Committee may, in any year, make a preliminary determination of the incentive provision for such year and may elect, in their sole discretion, to make advance payments of awards in and for such year with respect to such recipients as the Committee may designate. The aggregate amount of such advance payments in any year shall not exceed the amount of unawarded credit balance in the Incentive Reserve at the time of payment. The remainder of any such awards shall be paid at the discretion of the Committee upon the final determination by the Committee of such incentive provision for such year and the resulting unawarded credit balance in the Incentive Reserve.

          8.  Expenses, etc.

               All expenses incurred by the Committee in interpreting and administering the Plan, including meeting expenses and auditing fees, amy be charged against the Incentive Reserve. The amount of each award forfeited by the person to whom made shall be retained by the Corporation and may not be recredited to the Incentive Reserve.

          9.  Amendment or Discontinuance

               The Board of Directors may alter, suspend, or discontinue the Plan, subject to meeting any and all payment obligations incurred prior to such board actions. Periodically, at least every three years, the Board of Directors shall review the Plan and assess its effectiveness in achieving its purposes. The Board of


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               Directors has the authority and the responsibility to make such changes in the Plan as it deems appropriate after each such review.

          10.  Effective Date

               The plan shall become effective on January 1, 1984 if approved by the Board of Directors of the Corporation.